ELEVENTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

     THIS ELEVENTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS (the "Amendment") is made effective February 20, 1998, by and among FLEET BANK
- NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), GREEN MOUNTAIN COFFEE ROASTERS, INC. (f/k/a Green Mountain Coffee, Inc.), a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), and GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION, a Delaware corporation (the "Subsidiary").

                              W I T N E S S E T H:

     WHEREAS, the Bank, the Borrower, and the Subsidiary are parties to a certain Fleet Bank - NH Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1997, Ninth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated June 9, 1997, and Tenth Amendment to Commercial Loan Agreement dated January 15, 1998 (as amended to date, the "Loan Agreement") and certain Loan Documents of various dates (as defined in the Loan Agreement and as amended through the date hereof), including, but not limited to a certain Guaranty Agreement dated October 22, 1992, as amended to date, of the Subsidiary (the "Guaranty"), and certain Security Agreements of the Borrower dated April 12, 1996 and of the Subsidiary dated October 22, 1992, as amended to date (collectively, the "Security Agreements");

     WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower certain credit facilities including a revolving line of credit loan up to the maximum principal amount of Six Million Dollars ($6,000,000.00) (the "Revolving Line of Credit Loan"); and

     WHEREAS, the Borrower has requested, and the Bank has agreed, to (a) increase the maximum principal amount available under the Revolving Line of Credit Loan from Six Million Dollars ($6,000,000.00) to Nine Million Dollars ($9,000,000.00), (b) modify the interest rate provisions applicable to the Revolving Line of Credit Loan, (c) extend a new revolving line of credit/term loan in the maximum principal amount of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00), and (d) make certain other modifications and amendments to the terms and conditions affecting all of the credit facilities provided under the Loan Agreement and the Loan Documents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Loan Documents, as the case may be.

     NOW, THEREFORE, in consideration of the Bank increasing the Revolving Line of Credit Loan as described above, extending the Revolving Line of Credit/Term Loan, and amending the Loan Agreement in other respects as provided below, the Bank, the Borrower, and the Subsidiary hereby agree to amend the Loan Agreement and the Loan Documents as follows:


I. AMENDMENT OF LOAN AGREEMENT.

     A. Increase of Revolving Line of Credit Loan and Establishing of Borrowing Base. The provisions of Section I of the Loan Agreement and of Section I. A. of Schedule A of the Loan Agreement shall be and hereby are deleted and in place of
Section I is inserted the following:

     I. THE REVOLVING LINE OF CREDIT LOAN. The Bank agrees to extend to the Borrower a Revolving Line of Credit Loan (the "Revolving Line of Credit Loan") upon and subject to the terms and conditions set forth below and in the Revolving Line of Credit Note evidencing such Loan, the other Loan Documents, and elsewhere in this Agreement.

          A. Special Terms and Definitions for Revolving Line of Credit Loan:

          Revolving Line of Credit Loan Amount- $9,000,000.00. Applicable Percentage for Acceptable Accounts - 80% Applicable Percentage for Acceptable Inventory - 50%

          "Acceptable Accounts" means the dollar value of those of the Borrower's accounts and accounts receivable as the Bank determines in a commercially reasonable manner to be acceptable to include for purposes of calculating the Borrowing Base. Subject to the foregoing, "Acceptable Accounts" shall not include any service charges or sales or other taxes and shall be accounts of the Borrower: (i) which arise in the ordinary course of Borrower's business from Borrower's performance of services or sale of goods which have been performed or sold; (ii) which are not older than the Acceptable Accounts Age; (iii) which are not evidenced by a promissory note or other instrument; (iv) which are payable in U.S. Dollars; (v) which are owed by any customer whose principal place of business is within the United States or any foreign account which is FCIA-insured or secured by an acceptable letter of credit; (vi) which are owed by any corporation or other entity other than one which is related to the Borrower, or is of common ownership with the Borrower, or could be treated as a member of the same controlled group of corporations of which the Borrower is a member; (vii) which constitute valid, binding, and enforceable obligations of account debtors which are not subject to any claim, counterclaim, set off, credit, allowance, or chargeback; (viii) as to which the Borrower has received no notice and has no knowledge as to whether the account debtor (or any guarantor or endorser thereof) is bankrupt or insolvent, or any other facts which make the collection of the account doubtful; (ix) which are not owed by any person employed by, or salesman of, the Borrower; (x) which do not arise out of the sale by the Borrower of goods consigned or delivered to the Borrower on "sell or return" terms (whether or not compliance has been made with Section 2-326 of the UCC); and (xi) which do not arise out of any sale made on a "bill and hold", dating, or delayed shipping basis. Accounts payable by Borrower to any account debtor shall be netted against accounts due from such debtor for purposes of determining Acceptable Accounts. Borrower must issue a separate invoice to the account debtor with respect to an account for such account to be included by as an Acceptable Account. The acceptance of or characterization by the Bank of any account as an Acceptable Account shall not be deemed a determination by the Bank as to its actual value nor in any way obligate Bank to accept any account arising subsequently from such debtor to be, or to continue to deem such account to be, an Acceptable Account. All accounts of Borrower whether Acceptable Accounts or not, shall constitute Collateral under the Security Agreement.

          "Acceptable Accounts Age" means with respect to any account receivable sixty (60) days from due date of the invoice therefor.

          "Acceptable Inventory" means the dollar value of Borrower's wholesale and mail order coffee inventory, and Borrower's grinders, brewers, flavoring, packaged foods, and accessories inventory, all as determined at the lower of cost on a "first-in/first-out" basis or fair market value, which inventory is owned and held by Borrower at its places of business (including warehouses which are holding the same subject to written confirmation of the Bank's security interests) for sale in the ordinary course of Borrower's business as presently conducted by it and which is subject to a valid and prior, fully perfected security interest of Bank, free of all security interests or liens of any other person. The following inventory will not, in any event, be included for purposes of determining Acceptable Inventory:
          (i) inventory which is obsolete, not in good condition, not of merchantable quality or saleable in the ordinary course of business or which is subject to defects which would affect its market value; (ii) supplies and packaging materials and labels; (iii) inventory which Bank determines in a commercially reasonable manner to be ineligible because of age, type, category, or quantity; and (iv) inventory in the possession of any person other than Borrower (or such warehouses as noted above). The acceptance of or characterization by the Bank of inventory as Acceptable Inventory shall not be deemed a determination by the Bank as to its actual value nor in any way obligate Bank to continue to deem such inventory to be Acceptable Inventory. All inventory of Borrower whether Acceptable Inventory, or not, shall constitute Collateral under the Security Agreement.

          "Acceptable Accounts Amount" means the amount determined from time to time equal to the product of the Acceptable Accounts multiplied by the Applicable Percentage therefor.

          "Acceptable Inventory Amount" means the amount determined from time to time equal to (a) during the period of October through April, the product of the Acceptable Inventory multiplied by the Applicable Percentage; and (b) during the period of May through September, the product of the Acceptable Inventory multiplied by the Applicable Percentage plus the product of twenty percent (20%) multiplied by the dollar value of Borrower's wholesale and mail order coffee inventory which is included in Acceptable Inventory.

          "Applicable Percentage" means with respect to each of Acceptable Accounts and Acceptable Inventory, the applicable percentages set forth above. The Borrower acknowledges and agrees that the Bank may, at any time or times, lower the applicable percentage for Acceptable Accounts or Acceptable Inventory for purposes of determining the Borrowing Base to such percentage as the Bank may determine in a commercially reasonable manner to be appropriate based upon any material deterioration of the Borrower's condition, financial or otherwise, and/or of the condition or quality of the Acceptable Accounts or Acceptable Inventory.

          "Borrowing Base" means the lesser of (1) Nine Million Dollars ($9,000,000.00), or (2) the amount determined from time to time equal to the sum of (a) the Acceptable Accounts Amount and (b) Acceptable Inventory Amount.

          "Borrowing Base Certificate" means a certificate substantially in the form attached hereto as Schedule A-1 pursuant to which the Borrower shall calculate and report to the Bank the then current Borrowing Base as of the first day of each Borrowing Base Reporting Period, and which shall be accompanied by a reconciliation of accounts, accounts receivable and inventory, and aging reports therefor, all in a form reasonably acceptable to the Bank.

          "Borrowing Base Reporting Period" means each of the thirteen (13) twenty-eight (28) day periods which comprise a fiscal year of the Borrower.

          "Review Date" means March 31, 2001.

          B. Maximum Available Amount of Revolving Line of Credit Loan. The Borrower may borrow and reborrow from time to time under the Revolving Line of Credit Loan a maximum principal amount equal to the then current Borrowing Base. Borrower shall furnish the Bank on or before the first day of each Borrowing Base Reporting Period with a Borrowing Base Certificate. The Borrowing Base reported on each such Borrowing Base Certificate shall remain in effect until the first day of the next Borrowing Base Period.

          C. Advances. The Revolving Line of Credit Loan shall be disbursed, advanced, readvanced, and repaid as provided in the Note evidencing the Revolving Line of Credit Loan and in the Agreement. Borrower may request advances orally or in writing from time to time in accordance with such procedures as the Bank may from time to time specify in an amount such that the aggregate amounts of principal outstanding under the Revolving Line of Credit Loan do not at any time exceed the Borrowing Base. The Bank shall be under no obligation to make any advance (automatic or otherwise) at any time or times during which an Event of Default has occurred or is existing under the Agreement or the Loan Documents, or if any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each advance and readvance under the Revolving Line of Credit Loan, Borrower shall immediately become indebted to the Bank for the amount thereof. Each such advance or readvance may be credited by the Bank to any deposit account of Borrower with the Bank, be paid to Borrower, or applied to any Obligation, as the Bank may in each instance elect. Borrower authorizes the Bank to charge any account which Borrower maintains with the Bank for any payments which Borrower may or must make, or customarily makes, to the Bank from time to time. Bank agrees to first charge that account of Borrower with Bank which is customarily charged for such payments before charging any other account of the Borrower with the Bank.

          D. Interest Rate.

          (i) Except as provided below, the principal balance outstanding from time to time under the Revolving Line of Credit Loan, net of amounts subject to a LIBOR based rate of interest as provided below, shall bear interest at a variable annual rate equal to the BANK's Base Rate plus the Applicable Base Rate Margin (as set forth below in Section I. D (iii)) per annum. The "Base Rate" shall be the Base Rate of the BANK as established and changed by the BANK from time to time whether or not such rate shall be otherwise published or BORROWER receives notice thereof. The BORROWER acknowledges that the Base Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Base Rate changes the interest rate under the Revolving Line of Credit Loan shall change contemporaneously with such change in the Base Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

          (ii) BORROWER may elect from time to time to have amounts outstanding under the Revolving Line of Credit Loan bear interest for one or more periods of thirty (30) days to up to three hundred sixty (360) days each (each such period to be in increments of thirty (30) days) but in no event beyond the next Review Date) at a rate (the "Revolving LIBOR-based Rate") equal to the LIBOR rate (as hereinafter defined) plus the Applicable LIBOR Margin (as set forth below in Section I. D
          (iii)) per annum. BORROWER may only elect the Revolving LIBOR-based Rate with respect to an outstanding principal amount under the Revolving Line of Credit Loan of not less than Five Hundred Thousand Dollars ($500,000.00). BORROWER shall notify BANK in writing at least two (2) banking Days (as hereinafter defined) in advance of the date upon which the BORROWER desires an election to the Revolving
          LIBOR-based Rate to be effective. BORROWER's notice to BANK as aforesaid shall specify the outstanding amount under the Revolving Line of Credit Loan that BORROWER desires to bear interest at the Revolving LIBOR-based Rate, the period selected (i.e., 30, 60, 90, 120, 150, 180, 210, 240, 270, 300, 330, or 360 days), and the date such election is to be effective (which must be a Banking Day). Any amounts outstanding under the Revolving Line of Credit Loan as to which  BORROWER  has  elected  the  Revolving  LIBOR-based  Rate shall
          hereinafter  be  referred  to  as  a  "LIBOR  Advance".   All  amounts
          outstanding under the Revolving Line of Credit Loan which are not subject to the Revolving LIBOR-based Rate shall bear interest at a variable annual rate equal to the BANK's Base Rate plus Applicable Base Rate Margin as provided above. The term "LIBOR rate" shall mean the rate as determined by the BANK on the basis of the offered rates for deposits in U.S. dollars for the period selected by the BORROWER which appear on the Telerate page 3750 or Reuter's LIBO page as of 11:00 a.m. London time on the date that is two (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. If such rate does not appear on the Telerate page 3750 or Reuter's LIBO page, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the date that is two (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. The principal London office of each of the four major banks in the London interbank market will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of all such quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for the period selected offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the date that is two (2) Banking Days preceding the effective date of BORROWER's election of the Revolving LIBOR-based Rate in respect of a LIBOR Advance. In the event that the BANK is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR rate cannot be determined and that the BORROWER's election for the applicable LIBOR Advance shall be void. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage on the BANK with respect to LIBOR deposits of the BANK, then for any period during which such Reserve Percentage shall apply, the LIBOR rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage actually maintained by the BANK. For purposes hereof, "Reserve Percentage" means the rate (expressed as a decimal) at which the BANK is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against Eurodollar liabilities outstanding. Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by BANK that it is unlawful to maintain a LIBOR Advance, or if any central bank or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a LIBOR Advance, then such LIBOR Advance shall terminate and the BORROWER shall have no further right hereunder to elect the Revolving LIBOR-based Rate. If for any reason a LIBOR Advance is terminated or prepaid prior to the end of the applicable period for which the Revolving Libor-based Rate is to be in effect, the BORROWER shall, upon demand by BANK, pay to BANK any amounts required to compensate BANK for any losses, costs, or expenses which it may reasonably incur as a result of such termination or prepayment, including, without limitation, any losses, costs, or expenses incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the BANK to fund or maintain such LIBOR Advance. For purposes hereof, a "Banking Day" means a day upon which BANKS are open for business to the general public in Manchester, New Hampshire, and upon which dealings are carried on and banks are open for business in the London interbank market.

          (iii) For purposes of this Section I. D., the terms "Applicable Base Rate Margin" and "Applicable LIBOR Margin" shall mean the margins determined by BANK on a quarterly basis as provided below. The margins shall be determined by reference to the ratio of BORROWER's Funded Debt to Cash Flow (each as described and defined in Schedule B attached hereto) as reported on BORROWER's quarterly financial covenant compliance certificate (as described on Schedule B attached hereto) delivered to the BANK and as evidenced by BORROWER's Financial Statements (as defined and described on Schedule B attached hereto) delivered to the BANK. The Applicable Base Rate Margin and Applicable LIBOR Margin for the Revolving Line of Credit Loan are as follows:

          If ratio of Funded Debt      Then the Applicable   Then the Applicable
          to Cash Flow is:             Base Rate Margin is:  LIBOR Margin is:

             Greater or equal to 2.5:1          0%                   2.50%

             Greater or equal to 2.0:1
               but less than 2.5:1              0%                   2.25%

             Greater or equal to 1.5:1
               but less than 2.0:1              0%                    2.0%

             Greater or equal to 1.0:1
               but less than 1.5:1              0%                   1.75%

             Less than 1.0:1                    0%                   1.50%


          Within forty-five (45) days of the end of each of its fiscal quarters, BORROWER shall (a) deliver to BANK its quarterly Financial Statements (other than with respect to the fourth fiscal quarter for which BORROWER shall deliver management prepared financial statements for purposes hereof), (b) deliver to BANK the quarterly financial covenant compliance certificate of BORROWER, and (c) certify to BANK the then ratio of BORROWER's Funded Debt to Cash Flow and the BORROWER's determination of the Applicable Base Rate Margin and Applicable LIBOR Margin therefrom on such form as the BANK may from time to time specify. BORROWER shall also provide to the BANK such other reasonable information as BANK may request of BORROWER to verify its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. As of the tenth (10th) Banking Day after the BORROWER's certification to the BANK of BORROWER's delivery of all of the above-referenced items to the BANK, the BANK shall notify BORROWER of its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. The Applicable Base Rate Margin and Applicable LIBOR Margin as so determined by the BANK shall be effective as to all outstanding advances under the Revolving Line of Credit Loan as of the tenth (10th) Banking Day after the date of the BORROWER's delivery to the BANK of the above-referenced items through the next date upon which the determination of a new Applicable Margin becomes effective in accordance with the above provisions.

          E. Review and Repayment. The Revolving Line of Credit Loan shall be subject to review and, at the sole option and discretion of the Bank, renewal on the first Review Date and, if renewed, thereafter on each Review Date through which the Revolving Line of Credit Loan is renewed. IF THE REVOLVING LINE OF CREDIT LOAN IS NOT RENEWED BY THE BANK AS AFORESAID ON ANY REVIEW DATE, THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE THEREUNDER SHALL BE DUE AND PAYABLE BY BORROWER ON SUCH REVIEW DATE. BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK HAS NO OBLIGATION OR COMMITMENT TO RENEW THE REVOLVING LINE OF CREDIT LOAN ON ANY REVIEW DATE. NOTWITHSTANDING THE FOREGOING, OR ANY PROVISION OF THE REVOLVING LINE OF CREDIT NOTE, ANY OF LOAN DOCUMENTS OR HEREIN TO THE CONTRARY, THE REVOLVING LINE OF CREDIT LOAN SHALL BE A DEMAND OBLIGATION OF BORROWER TO THE EXTENT THAT THE AMOUNT OUTSTANDING THEREUNDER AT ANY TIME EXCEEDS THE MAXIMUM AVAILABLE AMOUNT UNDER SUCH REVOLVING LINE OF CREDIT LOAN AS DETERMINED ABOVE, BUT ONLY TO THE EXTENT OF THE AMOUNT OUTSTANDING IN EXCESS OF THE MAXIMUM AVAILABLE AMOUNT.

          F. Purposes. Amounts advanced and readvanced to Borrower under the Revolving Line of Credit Loan shall only be used for BORROWER's ordinary working capital requirements.

The Borrower shall execute and deliver to Bank a replacement Revolving Line of Credit Loan promissory note in form and substance satisfactory to the Bank to reflect the increase of the maximum principal amount under the Revolving Line of Credit Loan.

     B. New Revolving Line of Credit/Term Loan. The Loan Agreement shall be and hereby is amended by inserting the following new Section I-A:

          I-A. REVOLVING LINE OF CREDIT/TERM LOAN. The Bank agrees to extend to the Borrower a Revolving Line of Credit/Term Loan (the "Revolving Line of Credit/Term Loan"), upon and subject to the terms and conditions set forth below and in the Revolving Line of Credit/Term Note evidencing such Loan, the other Loan Documents, and elsewhere in this Agreement.

               A. Maximum Available Amount. The maximum amount available to the BORROWER under the Revolving Line of Credit/Term Loan shall be up to Four Million Five Hundred Thousand Dollars ($4,500,000.00).

               B. Advances. The Revolving Line of Credit/Term Loan shall be disbursed, advanced, readvanced, and repaid as provided in the Revolving Line of Credit/Term Note and this Agreement. The initial advance under the Revolving Line of Credit/Term Loan shall be made to pay in full all principal outstanding under the existing Equipment Line of Credit Loan and New Term Loan and, after such repayment, no further advances shall be made under the Equipment Line of Credit or the New Term Loan. After the initial advance as aforesaid, through and until September 30, 1999 (the "Conversion Date"), BORROWER may request advances and readvances orally or in writing from time to time in accordance with such procedures as BANK may reasonably impose. Each such advance and readvance shall be in the minimum amount of Two Hundred Thousand Dollars ($200,000.00), provided that the aggregate amounts of all advances outstanding under the Revolving Line of Credit/Term Loan shall not at any time exceed the maximum available amount under Paragraph A of this Section I-A above. Each request for an advance hereunder shall be accompanied by a written statement of the BORROWER as to the capital expenditure to be made with such advance, which statement describes in detail the capital assets to be acquired and certifies that such expenditure is consistent with the capital expenditure budget previously delivered by BORROWER to BANK for the fiscal year in which such request is being made. Notwithstanding any other provision hereof, no advances or readvances shall be made by BANK to BORROWER at any time an Event of Default (as hereinafter defined) exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each advance and readvance under the Revolving Line of Credit/Term Loan the BORROWER shall immediately become indebted to the BANK for the amount thereof.

               C. Repayment of Principal. On the Conversion Date, the then outstanding principal balance of the Revolving Line of Credit/Term Loan shall be converted to a term loan; provided, however, that the aggregate principal amount of such term loan shall not exceed the maximum available amount under Paragraph A of this Section I-A above. Commencing October 31, 1999, and continuing on the last day of each month thereafter through and including February 28, 2003, BORROWER shall make equal monthly payments of principal each in the amount of Seventy-five Thousand Dollars ($75,000.00), together with monthly payments of accrued and unpaid interest at the rate set forth herein below. BORROWER shall pay all remaining outstanding principal and accrued and unpaid interest under such term loan in full on or before March 31, 2003 (the "Maturity Date"). BORROWER shall have the right to prepay the Revolving Line of Credit/Term Loan at any time without payment of any premium or penalty, other than the reimbursement obligation of BORROWER with respect to any prepayment of principal which is subject to a LIBOR based rate of interest.

               D. Interest. The Revolving Line of Credit/Term Loan shall bear interest in accordance with the following provisions:

               (i) Except as provided below, the principal balance outstanding from time to time under the Revolving Line of Credit/Term Loan, net of amounts subject to a LIBOR based rate of interest as provided below, shall bear interest at a variable annual rate equal to the BANK's Base Rate plus the Applicable Base Rate Margin (as set forth below in Section I-A. D (iii)) per annum. Each time the Base Rate changes the interest rate under the Revolving Line of Credit/Term Loan shall change contemporaneously with such change in the Base Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

               (ii)  BORROWER  may  elect  from  time to  time  to have  amounts outstanding under the Revolving Line of Credit/Term Loan bear interest for one or more periods of thirty (30) days to up to three hundred sixty (360) days each (each such period to be in increments of thirty (30) days but in no event beyond the Maturity Date) at a rate equal to the LIBOR rate as defined and determined under Section I. D. (ii) above plus the Applicable LIBOR Margin (as set forth below in Section I-A. D (iii)) per annum. Outstanding principal under the Revolving Line of Credit/Term Loan which is not subject to a current election to bear interest at the LIBOR-based rate shall bear interest at the Base Rate plus the Applicable Base Rate Margin per annum. BORROWER shall make elections to have principal outstanding under the Revolving Line of Credit/Term Loan subject to the LIBOR-based rate in accordance with the procedures set forth above for the Revolving Line of Credit Loan in Section I. D. (ii) and, except as otherwise specifically set forth in this section, the terms and conditions of Section I. D. (ii) shall apply to all such elections, and outstanding principal under the Revolving Line of Credit/Term Loan which is subject to such an election shall constitute a LIBOR Advance for purposes of Section I. D. (ii) above.

               (iii) For purposes this Section I-A. D., the terms "Applicable Base Rate Margin" and "Applicable LIBOR Margin" shall mean the margins determined by BANK on a quarterly basis as provided below. The margins shall be determined by reference to the ratio of BORROWER's Funded Debt to Cash Flow (each as described and defined in Schedule B attached hereto) as reported on BORROWER's quarterly financial covenant compliance certificate (as described on Schedule B attached hereto) delivered to the BANK and as evidenced by BORROWER's Financial Statements (as defined and described on Schedule B attached hereto) delivered to the BANK. The Applicable Base Rate Margin and Applicable LIBOR Margin for the Revolving Line of Credit/Term Loan are as follows:


               If ratio of Funded Debt  Then the Applicable  Then the Applicable
               to Cash Flow is:         Base Rate Margin is: LIBOR Margin is:

                  Greater or equal to 2.5:1      0%                   2.75%

                  Greater or equal to 2.0:1
                    but less than 2.5:1          0%                   2.50%

                  Greater or equal to 1.5:1
                    but less than 2.0:1          0%                   2.25%

                  Greater or equal to 1.0:1
                    but less than 1.5:1          0%                   2.0 %

                  Less than 1.0:1                0%                   1.75%


               Within forty-five (45) days of the end of each of its fiscal quarters, BORROWER shall (a) deliver to BANK its quarterly
               Financial Statements (other than with respect to the fourth fiscal quarter for which BORROWER shall deliver management prepared financial statements for purposes hereof), (b) deliver to BANK the quarterly financial covenant compliance certificate of BORROWER, and (c) certify to BANK the then ratio of BORROWER's Funded Debt to Cash Flow and the BORROWER's determination of the Applicable Base Rate Margin and Applicable LIBOR Margin therefrom on such form as the BANK may from time to time specify. BORROWER shall also provide to the BANK such other reasonable information as BANK may request of BORROWER to verify its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. As of the tenth (10th) Banking Day after the BORROWER's certification to the BANK of BORROWER's delivery of all of the above-referenced items to the BANK, the BANK shall notify BORROWER of its determination of the Applicable Base Rate Margin and Applicable LIBOR Margin. The Applicable Base Rate Margin and Applicable LIBOR Margin as so determined by the BANK shall be effective as to all outstanding advances under the Revolving Line of Credit/Term Loan as of the tenth (10th) Banking Day after the date of the BORROWER's delivery to the BANK of the above-referenced items through the next date upon which the determination of a new Applicable Margin becomes effective in accordance with the above provisions.

     E. Purposes. Amounts advanced to BORROWER under the Revolving Line of Credit/Term Loan shall be used solely for financing BORROWER's capital expenditures made in the ordinary course of business and which expenditures are consistent with the capital expenditure budget previously delivered by BORROWER to BANK for the fiscal year in which the advance is to be made.

     C. Amendment of Fees. Section I of Schedule B of the Loan Agreement shall be and hereby is replaced with the following:

               Annual Revolving Line of Credit Facility Fee: $4,000.00 per annum, payable in quarterly installments of $1,000.00 on January 1st, April 1, July 1st, and October 1st.

               Unused Revolving Line of Credit/Term Loan Commitment Fee: 0.125% per annum of daily average of unadvanced amounts under Revolving Line of Credit/Term Loan (based upon full availability of $4,500,000.00), determined and payable quarterly in arrears.

               Cash Management Fees: BANK's standard monthly fees as the same may be adjusted from time to time for target balance management and additional fees to be determined upon basis of scope of monthly services (e.g. lockboxes, zero balance account, etc.).


D. Amendment of Financial Covenants. Effective as of the end of the Borrower's second fiscal quarter of its 1998 fiscal year with respect to the Financial Covenants set forth in paragraphs A., C., D., E. and F., and as of the end of the Borrower's third fiscal quarter of its 1998 fiscal year with respect to the Financial Covenants set forth in paragraphs B, the Financial Covenants of the Borrower set forth in Section IV of Schedule B of the Loan Agreement shall be and hereby are replaced with the following: "IV. Description of Additional Financial and other Covenants:

     A. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Funded Debt (as hereinafter defined) to Cash Flow (as hereinafter defined) as of the end of each fiscal quarter which does not exceed 3.0:1. "Funded Debt" means all indebtedness of the BORROWER and the Subsidiary other than ordinary trade accounts payable and accrued liabilities, all as determined at the end of each fiscal quarter from BORROWER's and the Subsidiary' financial statements delivered to the BANK in accordance with the covenants of the BORROWER herein above (the "Financial Statements"). "Cash Flow" means the BORROWER's and Subsidiary's earnings for the relevant period, before reduction for interest, depreciation, and amortization expense, and after reduction or increase for non-cash items, all as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant periods for purposes of the determination of Cash Flow as of the end of each of BORROWER's fiscal quarters shall be the prior four (4) fiscal quarters (including the quarter then ending).

     B. The BORROWER and the Subsidiary on a consolidated basis shall have a minimum "Debt Service Coverage" (as hereinafter defined) of 2.4:1 as at the end of each fiscal quarter. For purposes hereof, "Debt Service Coverage" shall mean the ratio of Cash Flow for the relevant period to the aggregate amount of interest and current maturities on Funded Debt payable by BORROWER and the Subsidiary for such period, all as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant periods for purposes of the determination of Debt Service Coverage as of the end of each of BORROWER's fiscal quarters shall be the prior four (4) fiscal quarters (including the quarter then ending).

     C. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Adjusted Total Liabilities (as hereinafter defined) to Tangible Net Worth (as hereinafter defined) of not greater than 1.75:1 as of end of each fiscal quarter. "Adjusted Total Liabilities" means the total liabilities of BORROWER and the Subsidiary, less Excess Cash (as hereinafter defined), all as determined in accordance with generally accepted accounting principles from the Financial Statements. "Excess Cash" means the sum of BORROWER's and the Subsidiary's cash balances in investment and depository accounts which exceeds Four Hundred Thousand Dollars ($400,000.00). "Tangible Net Worth" means total shareholders' equity, plus Permitted Subordinated Debt (as hereinafter defined), plus deferred tax liabilities, and less intangible assets (unamortized product development costs, goodwill, and unamortized debt issuance costs), all as determined from the Financial Statements. Deferred tax assets are considered tangible assets for purposes of this calculation. "Permitted Subordinated Debt" means indebtedness of the BORROWER and the Subsidiary that is subordinated in writing to the BANK on terms of subordination acceptable to the BANK, all as determined from the Financial Statements.

     D. BORROWER and the Subsidiary shall have on a consolidated basis Net Profits (as hereinafter defined) (i) of at least Seven Hundred Fifty Thousand Dollars ($750,000.00) as of the end of their 1998 fiscal year for the relevant period then ending; and (ii) of at least One Million Dollars ($1,000,000.00) as of the end of each fiscal quarter beginning with the first quarter of their 1999 fiscal year for the relevant period then ending. "Net Profits" means net profits as determined in accordance with generally accepted accounting principles from the Financial Statements. The relevant period for purposes of the determination of Net Profits shall be the prior four (4) fiscal quarters (including the quarter then ending).

     E. BORROWER shall not make expenditures for capital assets or capital improvements (as determined in accordance with generally accepted accounting principles) in any fiscal year in excess of the sum of Five Million Dollars ($5,000,000.00) plus the amount of cash received in such fiscal year by BORROWER from the sale of capital assets.

     F. BORROWER shall report and certify to BANK its compliance with the financial covenants hereinabove within forty-five (45) days after each fiscal quarter end on such form or forms as may from time to time be specified by the BANK."

     E. Commitment Fee. For and in consideration of the Bank entering into this Amendment, the Borrower shall pay the Bank a commitment fee in the amount of $15,000.00 on the date of execution hereof.


     II. AMENDMENT OF SECURITY AGREEMENTS. The Revolving Line of Credit Loan, as increased hereby, and the Revolving Line of Credit/Term Loan shall each be secured in accordance with the terms, conditions, and priorities under the Loan Agreement and Loan Documents for the Revolving Line of Credit Loan prior to increase hereunder. The Security Agreements of each of the Borrower and the Subsidiary included among the Loan Documents shall be and hereby are amended by including each of the Revolving Line of Credit Loan, as increased hereby, and the Revolving Line of Credit/Term Loan as Secured Obligations under each of the Security Agreements secured by the security interests in the Collateral granted to the Bank by the Borrower and the Subsidiary thereunder.

     III. AMENDMENT OF SUBSIDIARY'S GUARANTY AGREEMENT. The Guaranty shall be and hereby is amended such that each of the Revolving Line of Credit Loan, as increased hereby, and the Revolving Line of Credit/Term Loan shall be included as a Guaranteed Obligations thereunder.


     IV. REPRESENTATIONS AND WARRANTIES. Except as set forth in Schedule I hereto, and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, confirm, reassert, and restate all of the representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.


     V. AFFIRMATIVE COVENANTS. Except as set forth in Schedule II hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective affirmative covenants as set forth in the Loan Agreement and Loan Documents as of the date hereof.


     VI. AFFIRMATION OF NEGATIVE COVENANTS. Except as set forth on Schedule III hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

     VII. FURTHER REPRESENTATION AND WARRANTY. Each of the Borrower and the Subsidiary represent and warrant to the Bank that no consent, authorization or approval is required of any third party, including, but not limited to, the Vermont Economic Development Authority and the United States Small Business Administration, for any of the Borrower or the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereunder.


     VIII. NO FURTHER EFFECT. Except as specifically amended hereby, the terms and conditions of the Loan Agreement and the Loan Documents as set forth therein and as amended through the date hereof shall remain in full force and effect.

     IN WITNESS WHEREOF, the Bank, the Borrower and the Subsidiary have executed this agreement effective as of the date and year first above written.


                                    FLEET BANK-NH

/s/ Catherine Consentino                 /s/ Andre P. Pelletier
------------------------            By: ---------------------------------------
Witness                                 Andre P. Pelletier, Vice President



                                    GREEN MOUNTAIN COFFEE ROASTERS, INC.

/s/ Betty Omansky                        /s/ Robert D. Britt
------------------------            By: ----------------------------------------
Witness                                 Robert D. Britt, Chief Financial Officer



                                    GREEN MOUNTAIN COFFEE ROASTERS
                                    FRANCHISING CORPORATION

/s/ Betty Omansky                        /s/ Robert D. Britt
------------------------            By: ----------------------------------------
Witness                                 Robert D. Britt, Chief Financial Officer




STATE OF New Hampshire

COUNTY OF Hillsborough


    On this, the 20th day of February, 1998, before me, the undersigned officer, personally appeared Andre P. Pelletier, who acknowledged himself to be a Vice President of Fleet Bank - NH, a bank and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said bank.

                                         Before me,

                                         /s/ Catherine A. Consentino
                                         ------------------------------------
                                         Justice of the Peace



STATE OF Vermont

COUNTY OF Washington

    On this, the 20th day of February, 1998, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                         Before me,

                                         /s/ Betty Omansky
                                         ----------------------------------
                                         Notary Public


STATE OF Vermont

COUNTY OF Washington

   On this, the 20th day of February, 1998, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters Franchising Corporation, a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                         Before me,

                                         /s/ Betty Omansky
                                         ----------------------------------
                                         Notary Public

                      ELEVENTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

                                   Schedule I


                                      None

                      ELEVENTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                   Schedule II


                                      None

                      ELEVENTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                  Schedule III


                                      None

                                  SCHEDULE A-1

                                 FLEET BANK - NH
                           BORROWING BASE CERTIFICATE

Borrower:  Green Mountain Coffee Roasters, Inc.

     The undersigned hereby certifies to Fleet Bank - NH (the "Bank), pursuant to Section I of the Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Commercial Loan Agreement and Loan Documents dated February 19, 1997, by Ninth Amendment to Commercial Loan Agreement and Loan Documents dated June 9, 1997, by Tenth Amendment to Commercial Loan Agreement dated January 15, 1998, and by Eleventh Amendment to Commercial Loan Agreement and Loan Documents dated February 20, 1998 (the "Agreement"), as follows:

Calculation of Borrowing Base:

Accounts Receivable:

1.   Total  Accounts  Receivable
     as of __________ , 199__,
     as per attached Aging Report
     ("Certified Accounts")                                        $_______

2.  Disqualified Accounts:
       Accounts over 60 days
         from invoice due date                        $_______
       Intercompany accounts                          $_______
       Other non-qualifying accounts       $_______
       Total Disqualified Accounts         $_______   $_______

3.  Item 1 minus item 2 ("Acceptable Accounts")                    $______

4.  Advance Rate on Acceptable Accounts per Agreement                 80%

5.  Item 3 times item 4                                            $_______
6.  Total Acceptable Inventory as of
    ________, 199__, as per attached Inventory Statement           $_______

7.  Advance Rate on Acceptable Inventory
    during October through April and                                  50%
    during May through September                             50% + 20% of coffee

8.  Lesser of Item 6 times Item 7                                  $________
9.  Borrowing Base under Revolving
    Line of Credit (Lesser of Item 5
    plus Item 8, or $9,000,000)                                    $________

Based upon the foregoing calculation made as of the close of business on the date indicated below, the undersigned hereby requests that the Bank make advances under the Revolving Line of Credit Loan to Borrower in accordance with the provisions of Loan Agreement and the Loan Documents, which advances, when added to the outstanding principal amount of all other advances under the Revolving Line of Credit Loan does not and shall not exceed the Borrowing Base. Except as set forth in the accompanying letter, the undersigned hereby reasserts and restates all representations and warranties set forth in the Agreement as of the date hereof and certifies that no Event of Default under the Agreement, or any event which with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing. Each capitalized term used, but not defined herein, shall have the respective meaning set forth in the Agreement.

     WITNESS the execution hereof on the 20th day of February, 1998.

                                           BORROWER:

                                           GREEN MOUNTAIN COFFEE ROASTERS, INC.


                                           By:
                                               --------------------------------
                                               Robert D. Britt,
                                               Chief Financial Officer